PROSPECTUS Dated                              Pricing Supplement No. 02
January 6,2000                                Effective September 11,2000
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                   Registration Statement

                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum

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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
09/11/2000    6.55%     6.70%    6.78%     6.98%    7.23%     7.48%